Facebook Reports Second Quarter 2014 Results

MENLO PARK, Calif. – July 23, 2014 – Facebook, Inc. (NASDAQ: FB) today reported financial results for the quarter ended June 30, 2014.

“We had a good second quarter,” said Mark Zuckerberg, Facebook founder and CEO. “Our community has continued to grow, and we see a lot of opportunity ahead as we connect the rest of the world.”

Second Quarter 2014 Financial Summary

	Three Months Ended June 30,		Six Months Ended June 30,
In millions, except percentages and per share amounts	2013	2014	2013	2014
Revenue	$1,813	$2,910	$3,271	$5,412
Income from Operations
GAAP	$562	$1,390	$935	$2,464
Non-GAAP	$794	$1,712	$1,357	$3,085
Operating Margin
GAAP	31%	48%	29%	46%
Non-GAAP	44%	59%	41%	57%
Net Income
GAAP	$333	$791	$552	$1,433
Non-GAAP	$488	$1,091	$800	$1,976
Diluted Earnings per Share (EPS)
GAAP	$0.13	$0.30	$0.22	$0.55
Non-GAAP	$0.19	$0.42	$0.32	$0.76

Second Quarter 2014 Operational Highlights

•	Daily active users (DAUs) were 829 million on average for June 2014, an increase of 19% year-over-year.

•	Mobile DAUs were 654 million on average for June 2014, an increase of 39% year-over-year.

•	Monthly active users (MAUs) were 1.32 billion as of June 30, 2014, an increase of 14% year-over-year.

•	Mobile MAUs were 1.07 billion as of June 30, 2014, an increase of 31% year-over-year.

Second Quarter 2014 Financial Highlights

Revenue – Revenue for the second quarter of 2014 totaled $2.91 billion, an increase of 61%, compared with $1.81 billion in the second quarter of 2013. Excluding the impact of year-over-year changes in foreign exchange rates, revenue would have increased by 59%.

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Revenue from advertising was $2.68 billion, a 67% increase from the same quarter last year. Excluding the impact of year-over-year changes in foreign exchange rates, revenue from advertising would have increased by 65%.

•	Mobile advertising revenue represented approximately 62% of advertising revenue for the second quarter of 2014, up from approximately 41% of advertising revenue in the second quarter of 2013.

•	Payments and other fees revenue was $234 million, a 9% increase from the same quarter last year.

Costs and expenses – GAAP costs and expenses for the second quarter of 2014 were $1.52 billion, an increase of 22% from the second quarter of 2013. Excluding share-based compensation and related payroll tax expenses, non-GAAP costs and expenses were $1.2 billion in the second quarter of 2014, up 18% compared to $1.02 billion for the second quarter of 2013.

Income from operations – For the second quarter of 2014, GAAP income from operations was $1.39 billion, up 147% compared to $562 million in the second quarter of 2013. Excluding share-based compensation and related payroll tax expenses, non-GAAP income from operations for the second quarter of 2014 was $1.71 billion, up 116% compared to $794 million for the second quarter of 2013.

Operating margin – GAAP operating margin was 48% for the second quarter of 2014, compared to 31% in the second quarter of 2013. Excluding share-based compensation and related payroll tax expenses, non-GAAP operating margin was 59% for the second quarter of 2014, compared to 44% for the second quarter of 2013.

Provision for income taxes – GAAP income tax expense for the second quarter of 2014 was $595 million, representing a 43% effective tax rate. Excluding share-based compensation and related payroll tax expenses, the non-GAAP effective tax rate would have been approximately 36%.

Net income and EPS – For the second quarter of 2014, GAAP net income was $791 million, up 138% compared to $333 million for the second quarter of 2013. Excluding share-based compensation and related payroll tax expenses and income tax adjustments, non-GAAP net income for the second quarter of 2014 was $1.09 billion, up 124% compared to $488 million for the second quarter of 2013. GAAP diluted EPS was $0.30 in the second quarter of 2014, up 131% compared to $0.13 in the second quarter of 2013. Excluding share-based compensation and related payroll tax expenses and income tax adjustments, non-GAAP diluted EPS for the second quarter of 2014 was $0.42, up 121% compared to $0.19 in the second quarter of 2013.

Capital expenditures – Capital expenditures for the second quarter of 2014 were $469 million.

Cash and marketable securities – Cash and marketable securities were $13.96 billion at the end of the second quarter of 2014.

Free cash flow – Free cash flow for the second quarter of 2014 was $872 million.

Webcast and Conference Call Information

Facebook will host a conference call to discuss the results at 2 p.m. PT / 5 p.m. ET today. The live webcast of Facebook's earnings release call can be accessed at investor.fb.com, along with the earnings press release, financial tables and slide presentation. Facebook uses the investor.fb.com website and Mark Zuckerberg's Facebook Page (https://www.facebook.com/zuck) as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Following the call, a replay will be available at the same website. A telephonic replay will be available for one week following the conference call at +1 (404) 537-3406 or +1 (855) 859-2056, conference ID 56452710.

About Facebook

Founded in 2004, Facebook’s mission is to give people the power to share and make the world more open and connected. People use Facebook to stay connected with friends and family, to discover what’s going on in the world, and to share and express what matters to them.

Contacts

Investors:
Deborah Crawford
investor@fb.com / investor.fb.com

Press:
Vanessa Chan
press@fb.com / newsroom.fb.com

Forward Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: our ability to retain or increase users and engagement levels; our reliance on advertising revenue; our ability to continue to monetize our mobile products; risks associated with new product development and their introduction as well as other new business initiatives; our emphasis on user growth and engagement and the user experience over short-term financial results; competition; litigation; privacy and regulatory concerns; risks associated with acquisitions; security breaches; and our ability to manage growth and geographically-dispersed operations. These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the caption "Risk Factors" in our Quarterly Report on Form 10-Q filed with the SEC on April 25, 2014, which is available on our Investor Relations website at investor.fb.com and on the SEC website at www.sec.gov. Additional information will also be set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2014. In addition, please note that the date of this press release is July 23, 2014, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: revenue excluding foreign exchange effect and advertising revenue excluding foreign exchange effect; non-GAAP costs and expenses; non-GAAP income from operations; non-GAAP net income; non-GAAP diluted shares; non-GAAP diluted earnings per share; non-GAAP operating margin; non-GAAP effective tax rate; and free cash flow. The presentation of these financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items, specifically share-based compensation expense and payroll tax related to share-based compensation expense, and the related income tax effects, that are recurring and will be reflected in our financial results for the foreseeable future. In addition, these measures may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP amounts excluded from these non-GAAP financial measures.
We believe these non-GAAP financial measures provide investors with useful supplemental information about the financial performance of our business, enable comparison of financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business.
We exclude the following items from one or more of our non-GAAP financial measures:
Share-based compensation expense. We exclude share-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use under FASB ASC Topic 718, we believe that providing non-GAAP financial measures that exclude this expense allows investors the ability to make more meaningful comparisons between our operating results and those of other companies. Accordingly, we believe that excluding this expense provides investors and management with greater visibility to the underlying performance of our business operations, facilitates comparison of our results with other periods, and may also facilitate comparison with the results of other companies in our industry.
Payroll tax expense related to share-based compensation. We exclude payroll tax expense related to share-based compensation expense because, without excluding these tax expenses, investors would not see the full effect that excluding share-based compensation expense had on our operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise, which factors may vary from period to period independent of the operating performance of our business. Similar to share-based compensation expense, we believe that excluding this payroll tax expense provides investors and management with greater visibility to the underlying performance of our business operations and facilitates comparison with other periods as well as the results of other companies.
Income tax effect of share-based compensation and related payroll tax expenses. We believe excluding the income tax effect of non-GAAP adjustments assists investors and management in understanding the tax provision related to those adjustments and provides useful supplemental information regarding the underlying performance of our business operations.
Foreign exchange effect on revenue. We translate revenue for the three and six months ended June 30, 2014 using prior year exchange rates for our settlement currencies, which we believe is a useful metric that facilitates comparison to our historical performance.
Purchases of property and equipment; Property and equipment acquired under capital leases. We subtract both purchases of property and equipment and property and equipment acquired under capital leases in our calculation of free cash flow because we believe that these two items collectively represent the amount of property and equipment we need to procure to support our business, regardless of whether we finance such property or equipment with a capital lease. We believe that this methodology can provide useful supplemental information to help investors better understand underlying trends in our business.
For more information on our non-GAAP financial measures and a reconciliation of such measures to the nearest GAAP measure, please see the "Reconciliation of Non-GAAP Results to Nearest GAAP Measures" table in this press release.

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except for per share amounts)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2014	2013	2014
Revenue	$1,813	$2,910	$3,271	$5,412
Costs and expenses:
Cost of revenue	465	473	878	936
Research and development	344	492	637	947
Marketing and sales	269	358	472	681
General and administrative	173	197	349	384
Total costs and expenses	1,251	1,520	2,336	2,948
Income from operations	562	1,390	935	2,464
Interest and other income/(expense), net	(17)	(4)	(37)	(4)
Income before provision for income taxes	545	1,386	898	2,460
Provision for income taxes	212	595	346	1,027
Net income	$333	$791	$552	$1,433
Less: Net income attributable to participating securities	2	3	3	6
Net income attributable to Class A and Class B common stockholders	$331	$788	$549	$1,427
Earnings per share attributable to Class A and Class B common stockholders:
Basic	$0.14	$0.31	$0.23	$0.56
Diluted	$0.13	$0.30	$0.22	$0.55
Weighted average shares used to compute earnings per share attributable to Class A and Class B common stockholders:
Basic	2,407	2,560	2,397	2,552
Diluted	2,502	2,615	2,499	2,609
Share-based compensation expense included in costs and expenses:
Cost of revenue	$11	$16	$19	$28
Research and development	151	219	268	400
Marketing and sales	33	50	57	93
General and administrative	29	29	50	67
Total share-based compensation expense	$224	$314	$394	$588
Payroll tax expenses related to share-based compensation included in costs and expenses:
Cost of revenue	$—	$—	$1	$2
Research and development	7	6	18	21
Marketing and sales	1	2	5	6
General and administrative	—	—	4	4
Total payroll tax expenses related to share-based compensation	$8	$8	$28	$33

FACEBOOK, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)
	December 31, 2013	June 30, 2014
Assets
Current assets:
Cash and cash equivalents	$3,323	$4,384
Marketable securities	8,126	9,572
Accounts receivable	1,109	1,190
Prepaid expenses and other current assets	512	411
Total current assets	13,070	15,557
Property and equipment, net	2,882	3,334
Goodwill and intangible assets, net	1,722	1,672
Other assets	221	206
Total assets	$17,895	$20,769

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$87	$146
Developer partners payable	181	176
Accrued expenses and other current liabilities	555	666
Deferred revenue and deposits	38	53
Current portion of capital lease obligations	239	173
Total current liabilities	1,100	1,214

Capital lease obligations, less current portion	237	153
Other liabilities	1,088	1,056
Total liabilities	2,425	2,423

Stockholders' equity
Common stock and additional paid-in capital	12,297	13,759
Accumulated other comprehensive income (loss)	14	(5)
Retained earnings	3,159	4,592
Total stockholders' equity	15,470	18,346
Total liabilities and stockholders' equity	$17,895	$20,769

FACEBOOK, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2014	2013	2014
Cash flows from operating activities
Net income	$333	$791	$552	$1,433
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	230	257	463	521
Lease abandonment	57	(13)	65	(26)
Share-based compensation	224	314	394	588
Deferred income taxes	26	(33)	19	(34)
Tax benefit from share-based award activity	89	530	148	875
Excess tax benefit from share-based award activity	(93)	(535)	(155)	(883)
Other	11	(6)	20	3
Changes in assets and liabilities:
Accounts receivable	(116)	(187)	(62)	(82)
Prepaid expenses and other current assets	429	14	428	10
Other assets	(8)	2	(44)	18
Accounts payable	1	79	2	69
Developer partners payable	(18)	(12)	3	(5)
Accrued expenses and other current liabilities	42	102	9	75
Deferred revenue and deposits	2	15	2	15
Other liabilities	113	23	197	49
Net cash provided by operating activities	1,322	1,341	2,041	2,626
Cash flows from investing activities
Purchases of property and equipment	(268)	(469)	(595)	(832)
Purchases of marketable securities	(1,952)	(1,508)	(3,460)	(4,482)
Sales of marketable securities	576	1,121	1,275	1,968
Maturities of marketable securities	1,271	455	2,174	1,074
Acquisitions of businesses, net of cash acquired, and purchases of intangible assets	(122)	(19)	(221)	(19)
Other investing activities, net	(3)	(2)	3	(3)
Net cash used in investing activities	(498)	(422)	(824)	(2,294)
Cash flows from financing activities
Taxes paid related to net share settlement of equity awards	(153)	—	(558)	(3)
Proceeds from exercise of stock options	2	1	10	2
Principal payments on capital lease obligations	(91)	(66)	(200)	(150)
Excess tax benefit from share-based award activity	93	535	155	883
Net cash (used in) provided by financing activities	(149)	470	(593)	732
Effect of exchange rate changes on cash and cash equivalents	1	(3)	(7)	(3)
Net increase in cash and cash equivalents	676	1,386	617	1,061
Cash and cash equivalents at beginning of period	2,325	2,998	2,384	3,323
Cash and cash equivalents at end of period	$3,001	$4,384	$3,001	$4,384
Supplemental cash flow data
Cash paid during the period for:
Interest	$14	$4	$26	$8

Income taxes	$9	$24	$18	$61
Cash received during the period for:
Refund of income taxes	$419	$2	$419	$2

Non-cash investing and financing activities:
Net change in accounts payable and accrued expenses and other current liabilities related to property and equipment additions	$(52)	$21	$(5)	$18
Property and equipment acquired under capital leases	$—	$—	$11	$—
Fair value of shares issued related to acquisitions of businesses	$44	$—	$77	$—

Reconciliation of Non-GAAP Results to Nearest GAAP Measures
(In millions, except percentages and per share amounts)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2014	2013	2014
GAAP revenue	$1,813	$2,910	$3,271	$5,412
Foreign exchange effect on 2014 revenue using 2013 rates		(30)		(21)
Revenue excluding foreign exchange effect		$2,880		$5,391
GAAP revenue year-over-year change %		61%		65%
Revenue excluding foreign exchange effect year-over-year change %		59%		65%
GAAP advertising revenue	$1,599	$2,676	$2,844	$4,941
Foreign exchange effect on 2014 advertising revenue using 2013 rates		(30)		(21)
Advertising revenue excluding foreign exchange effect		$2,646		$4,920
GAAP advertising revenue year-over-year change %		67%		74%
Advertising revenue excluding foreign exchange effect year-over-year change %		65%		73%
GAAP costs and expenses	$1,251	$1,520	$2,336	$2,948
Share-based compensation expense	(224)	(314)	(394)	(588)
Payroll tax expenses related to share-based compensation	(8)	(8)	(28)	(33)
Non-GAAP costs and expenses	$1,019	$1,198	$1,914	$2,327
GAAP income from operations	$562	$1,390	$935	$2,464
Share-based compensation expense	224	314	394	588
Payroll tax expenses related to share-based compensation	8	8	28	33
Non-GAAP income from operations	$794	$1,712	$1,357	$3,085
GAAP net income	$333	$791	$552	$1,433
Share-based compensation expense	224	314	394	588
Payroll tax expenses related to share-based compensation	8	8	28	33
Income tax adjustments	(77)	(22)	(174)	(78)
Non-GAAP net income	$488	$1,091	$800	$1,976
GAAP and Non-GAAP diluted shares	2,502	2,615	2,499	2,609
GAAP diluted earnings per share	$0.13	$0.30	$0.22	$0.55
Non-GAAP adjustments to net income	0.06	0.12	0.10	0.21
Non-GAAP diluted earnings per share	$0.19	$0.42	$0.32	$0.76
GAAP operating margin	31%	48%	29%	46%
Share-based compensation expense	12%	11%	12%	11%
Payroll tax expenses related to share-based compensation	—%	—%	1%	1%
Non-GAAP operating margin	44%	59%	41%	57%
GAAP income before provision for income taxes	$545	$1,386	$898	$2,460
GAAP provision for income taxes	212	595	346	1,027
GAAP effective tax rate	39%	43%	39%	42%
GAAP income before provision for income taxes	$545	$1,386	$898	$2,460
Share-based compensation and related payroll tax expenses	232	322	422	621
Non-GAAP income before provision for income taxes	$777	$1,708	$1,320	$3,081
Non-GAAP provision for income taxes	289	617	520	1,105
Non-GAAP effective tax rate	37%	36%	39%	36%
Net cash provided by operating activities	$1,322	$1,341	$2,041	$2,626
Purchases of property and equipment	(268)	(469)	(595)	(832)
Property and equipment acquired under capital leases	—	—	(11)	—
Free cash flow	$1,054	$872	$1,435	$1,794